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                                                                   EXHIBIT 10.16

                                    FORM OF
                FIRST AMENDMENT TO CHANGE IN CONTROL AGREEMENT

     This First Amendment to Change in Control Agreement (this "Amendment"), dated July 27, 1998, is by and between EEX Corporation, a Texas corporation (the
"Company") as the successor to Enserch Exploration, Inc., and          (the
"Executive").

                                    RECITALS

     A. The Company and the Executive are parties to that certain Change in Control Agreement (the "Change in Control Agreement") dated .

     B. The Company and the Executive now desire to make certain amendments to the Change in Control Agreement.

     NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Change in Control Agreement is hereby modified, adjusted and amended as follows:

     1. All capitalized terms used in this Amendment and not otherwise defined herein shall have the meaning ascribed to such terms in the Change in Control Agreement.

     2. The following definition in Section 3(iii) of the Change in Control Agreement is amended and restated in its entirety to read as follows:

1.11 "Good Reason" for the Executive to terminate his employment shall mean any one or more of the following:

          (a) an adverse change in the Executive's status or position(s) as Chairman and President, Chief Executive Officer of the Company including, without limitation, any adverse change in the Executive's status or position as a result of a material diminution in his duties or responsibilities, or a material change in the Executive's business location or the assignment to the Executive of any duties or responsibilities which are inconsistent with such status or position(s), or any removal of the Executive from or any failure to reappoint or reelect the Executive to such position(s) (except in connection with the termination of his employment for Cause, Disability or Retirement or as a result of the Executive's death or by the Executive other than for Good Reason); provided however, a decision by the Board to separate the office of Chairman and President shall not be considered an adverse change as set forth in this Section 1.11(a) as long as the Executive remains as the Chief Executive Officer of the Company with duties and responsibilities customarily associated with that office; or
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          (b)  a reduction by the Company in the Executives' Minimum Annual
     Salary or in the number of vacation days to which the Executive is entitled hereunder; or

          (c) the undertaking of any action by the Company (including the elimination of a plan without providing substitutes therefor or the reduction of the Executive's awards thereunder) that would diminish or the failure by the Company to take any action which would maintain the aggregate projected value of the Executive's awards under the Company's bonus or stock option or management incentive plans in which the Executive participates; or

          (d) the taking of any action by the Company that would diminish or the failure by the Company to take any action which would maintain the aggregate value of the benefits provided the Executive under the Company's medical, health, dental, accident, disability, life insurance, stock purchase or retirement plans in which the Executive participates or as otherwise provided in this Agreement; or

          (e) the taking of any action by the Company that would diminish or the failure of the Company to take any action that would maintain indemnification or insurance for officers' liability; or

          (f) a failure by the Company to obtain from any Successor (as hereinafter defined) the assent to this Agreement contemplated by Section
     16.2 hereof.

     3. The parties hereto hereby acknowledge and agree that, except as specifically supplemented and amended, changed or modified hereby, the Change in Control Agreement shall remain in full force and effect and in accordance with its terms.

     4. THIS AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, OTHER THAN THE CONFLICTS OF LAW RULES THEREOF.

     5. This Amendment may be executed in two or more counterparts, and it shall not be necessary that the signature of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS HEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

EEX Corporation


By:
   ------------------------------------
   Printed Name:
   Title:


Executive


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